Exhibit 12

____________, 2000                                             [FORM OF OPINION]

Board of Trustees
Pilgrim High Total Return Fund
Pilgrim Mayflower Trust
7337 E. Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Board of Trustees
Pilgrim High Yield Fund II
Pilgrim Mutual Funds
7337 E. Doubletree Ranch Road
Scottsdale, Arizona  85258-2034
Dear Ladies and Gentlemen:

You have requested our opinion regarding certain Federal income tax consequences to the Pilgrim High Total Return Fund ("Target"), a separate series of Pilgrim Mayflower Trust, a Massachusetts business trust, to the holders of the shares of Target (the "Target Shareholders"), and to the Pilgrim High Yield Fund II ("Acquiring Fund"), a separate series of Pilgrim Mutual Funds ("Acquiring Company"), a Delaware business trust, in connection with the proposed transfer of substantially all of the properties of Target to Acquiring Fund in exchange solely for voting shares of common stock of Acquiring Fund ("Acquiring Fund Shares"), followed by the distribution of such Acquiring Fund Shares received by Target in complete liquidation and termination of Target (the "Reorganization"), all pursuant to the Agreement and Plan of Reorganization (the "Plan") dated as of ______, 2001 between Pilgrim Mayflower Trust on behalf of Target and Acquiring Company on behalf of Acquiring Fund.

For purposes of this opinion, we have examined and rely upon (1) the Plan, (2) the Form N-14, dated [________], 2000 and filed by Acquiring Fund on said date with the Securities and Exchange Commission, (3) the facts and representations contained in the letter dated on or about the date hereof addressed to us from Acquiring Company on behalf of Acquiring Fund, (4) the facts and representations contained in the letter dated on or about the date hereof addressed to us from Pilgrim Mayflower Trust on behalf of Target, and (5) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

This opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury regulations, judicial decisions, and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. This opinion is conditioned upon the Reorganization taking place in the manner described in the Plan and the Form N-14 referred to above.

Board of Trustees
___________, 2000
Page 2

Based upon the foregoing, it is our opinion that:

     1. The acquisition by Acquiring Fund of substantially all of the properties of Target in exchange solely for Acquiring Fund Shares followed by the distribution of Acquiring Fund Shares to the Target Shareholders in exchange for their Target shares in complete liquidation and termination of Target will constitute a reorganization within the meaning of section 368(a) of the Code. Target and Acquiring Fund will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

     2. Target will not recognize gain or loss upon the transfer of substantially all of its assets to Acquiring Fund in exchange solely for Acquiring Fund Shares except to the extent that Target's assets consist of contracts described in section 1256(b) of the Code ("Section 1256 Contracts"); Target will be required to recognize gain or loss on the transfer of any such Section 1256 contracts to Acquiring Fund pursuant to the Reorganization as if such Section 1256 contracts were sold to Acquiring Fund on the effective date of the Reorganization at their fair market value. Target will not recognize gain or loss upon the distribution to its shareholders of the Acquiring Fund Shares received by Target in the Reorganization. We do not express any opinion as to whether any accrued market discount will be required to be recognized as ordinary income.

     3. Acquiring Fund will recognize no gain or loss upon receiving the properties of Target in exchange solely for Acquiring Fund Shares.

     4. The aggregated adjusted basis to Acquiring Fund of the properties of Target received by Acquiring Fund in the reorganization will be the same as the aggregate adjusted basis of those properties in the hands of Target immediately before the exchange.

     5. Acquiring Fund's holding periods with respect to the properties of Target that Acquiring Fund acquires in the transaction will include the respective periods for which those properties were held by Target (except where investment activities of Acquiring Fund have the effect of reducing or eliminating a holding period with respect to an asset).

     6. The Target Shareholders will recognize no gain or loss upon receiving Acquiring Fund Shares solely in exchange for Target shares.

     7. The aggregate basis of the Acquiring Fund Shares received by a Target Shareholder in the transaction will be the same as the aggregate basis of Target shares surrendered by the Target Shareholder in exchange therefor.

     8. A Target Shareholder's holding period for the Acquiring Fund Shares received by the Target Shareholder in the transaction will include the holding period during which the Target Shareholder held Target shares surrendered in exchange therefor, provided that the Target Shareholder held such shares as a capital asset on the date of Reorganization.

Board of Trustees
__________, 2000
Page 3

We express no opinion as to the Federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Plan.

Our opinion as expressed herein, is solely for the benefit of Target, the Target Shareholders, and the Acquiring Fund, and unless we give our prior written consent, neither our opinion nor this opinion letter may be quoted in whole or in part or relied upon by any other person.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm in the Tax Section. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


Dechert

___________, 2000                                             [FORM OF OPINION]

Board of Trustees
Pilgrim High Total Return Fund II
Pilgrim Mayflower Trust
7337 E. Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Board of Trustees
Pilgrim High Yield Fund II
Pilgrim Mutual Funds
7337 E. Doubletree Ranch Road
Scottsdale, Arizona  85258-2034
Dear Ladies and Gentlemen:

You have requested our opinion regarding certain Federal income tax consequences to the Pilgrim High Total Return Fund II ("Target"), a separate series of Pilgrim Mayflower Trust, a Massachusetts business trust, to the holders of the shares of Target (the "Target Shareholders"), and to the Pilgrim High Yield Fund II ("Acquiring Fund"), a separate series of Pilgrim Mutual Funds ("Acquiring Company"), a Delaware business trust, in connection with the proposed transfer of substantially all of the properties of Target to Acquiring Fund in exchange solely for voting shares of common stock of Acquiring Fund ("Acquiring Fund Shares"), followed by the distribution of such Acquiring Fund Shares received by Target in complete liquidation and termination of Target (the "Reorganization"), all pursuant to the Agreement and Plan of Reorganization (the "Plan") dated as of ______, 2001 between Pilgrim Mayflower Trust on behalf of Target and Acquiring Company on behalf of Acquiring Fund.

For purposes of this opinion, we have examined and rely upon (1) the Plan, (2) the Form N-14, dated [________], 2000 and filed by Acquiring Fund on said date with the Securities and Exchange Commission, (3) the facts and representations contained in the letter dated on or about the date hereof addressed to us from Acquiring Company on behalf of Acquiring Fund, (4) the facts and representations contained in the letter dated on or about the date hereof addressed to us from Pilgrim Mayflower Trust on behalf of Target, and (5) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

This opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury regulations, judicial decisions, and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. This opinion is conditioned upon the Reorganization taking place in the manner described in the Plan and the Form N-14 referred to above.

Board of Trustees
__________, 2000
Page 2

Based upon the foregoing, it is our opinion that:

     1. The acquisition by Acquiring Fund of substantially all of the properties of Target in exchange solely for Acquiring Fund Shares followed by the distribution of Acquiring Fund Shares to the Target Shareholders in exchange for their Target shares in complete liquidation and termination of Target will constitute a reorganization within the meaning of section 368(a) of the Code. Target and Acquiring Fund will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

     2. Target will not recognize gain or loss upon the transfer of substantially all of its assets to Acquiring Fund in exchange solely for Acquiring Fund Shares except to the extent that Target's assets consist of contracts described in section 1256(b) of the Code ("Section 1256 Contracts"); Target will be required to recognize gain or loss on the transfer of any such Section 1256 contracts to Acquiring Fund pursuant to the Reorganization as if such Section 1256 contracts were sold to Acquiring Fund on the effective date of the Reorganization at their fair market value. Target will not recognize gain or loss upon the distribution to its shareholders of the Acquiring Fund Shares received by Target in the Reorganization. We do not express any opinion as to whether any accrued market discount will be required to be recognized as ordinary income.

     3. Acquiring Fund will recognize no gain or loss upon receiving the properties of Target in exchange solely for Acquiring Fund Shares.

     4. The aggregated adjusted basis to Acquiring Fund of the properties of Target received by Acquiring Fund in the reorganization will be the same as the aggregate adjusted basis of those properties in the hands of Target immediately before the exchange.

     5. Acquiring Fund's holding periods with respect to the properties of Target that Acquiring Fund acquires in the transaction will include the respective periods for which those properties were held by Target (except where investment activities of Acquiring Fund have the effect of reducing or eliminating a holding period with respect to an asset).

     6. The Target Shareholders will recognize no gain or loss upon receiving Acquiring Fund Shares solely in exchange for Target shares.

     7. The aggregate basis of the Acquiring Fund Shares received by a Target Shareholder in the transaction will be the same as the aggregate basis of Target shares surrendered by the Target Shareholder in exchange therefor.

     8. A Target Shareholder's holding period for the Acquiring Fund Shares received by the Target Shareholder in the transaction will include the holding period during which the Target Shareholder held Target shares surrendered in exchange therefor, provided that the Target Shareholder held such shares as a capital asset on the date of Reorganization.

Board of Trustees
__________, 2000
Page 3

We express no opinion as to the Federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Plan.

Our opinion as expressed herein, is solely for the benefit of Target, the Target Shareholders, and the Acquiring Fund, and unless we give our prior written consent, neither our opinion nor this opinion letter may be quoted in whole or in part or relied upon by any other person.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm in the Tax Section. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Dechert